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                             LAB HOLDINGS, INC.
              FACILITIES SHARING AND INTERIM SERVICES AGREEMENT

     This FACILITIES SHARING AND INTERIM SERVICES AGREEMENT is made as of the 1st day of June, 1998, between Lab Holdings, Inc., a Missouri corporation ("Holdings"), SLH CORPORATION., a Kansas corporation ("SLH") and SYNTROLEUM CORPORATION, an Oklahoma corporation ("Syntroleum").

                                   RECITAL

     SLH is a former subsidiary of Holdings and is the lessee of 3,400 square feet of office space at 5000 West 95th Street, Suite 260, Shawnee Mission, Kansas 66207 (the "Office"). Pursuant to a "Sublease and Services Agreement," dated as of June 1, 1997 (the "Services Agreement") SLH has been providing Holdings with certain consulting services ("SLH Consulting Services"). SLH now proposes to engage in a merger pursuant to which Syntroleum will be merged into SLH (the "Merger") with the name of the surviving entity being Syntroleum (the "Survivor"). The parties desire to terminate the SLH Consulting Services at the effective time of the Merger, make certain provisions with Holdings such that Holdings may continue to use certain of the space in the Office, and make certain provisions so that Holdings may provide the Survivor with certain consulting services.

     NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained and intending to be legally bound thereby, the parties hereto agree as follows:

                                  ARTICLE I
                                 DEFINITIONS

     1.01 DEFINITIONS AND TERMS. Except as otherwise provided herein, the capitalized terms in this agreement shall have the same meaning as those terms are defined to have in that certain Agreement and Plan of Merger among SLH and Syntroleum, dated as of March 30, 1998 (the "Merger Agreement").

                                  ARTICLE II
                           FACILITIES AND SERVICES

     2.01 AGREEMENT TO PROVIDE FACILITIES AND SERVICES. Subject to the terms and conditions hereof immediately after the Effective Time, Holdings agrees to provide to Survivor during the term specified in Section 2.03 (the "Term") all services required by Survivor (the "Services"):

          (a) with respect to the provision to Survivor of historical information relating to the accounting, bookkeeping, tax and business activities of SLH and its subsidiaries to the extent that the necessary books and records of Survivor are made available to Holdings;

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          (b) for the management of the  operations of all of the subsidiaries of Survivor that are identified in Exhibit 21 to the Form 10-K of SLH for the year ended December 31, 1997.

Services to be provided hereunder shall be provided on a reasonably timely basis. The Services provided hereunder shall be provided in exchange for the facilities to be provided by Survivor to Holdings as set forth in Section 2.02 hereof. Periodic time and expense records shall be submitted by Holdings to Survivor for services provided hereunder.

     2.02 AGREEMENT TO PROVIDE FACILITIES AND SERVICES. Subject to the terms and conditions hereof Survivor agrees to provide Holdings and Holdings agrees to accept during the Term the use of a portion of Survivor's facilities at the Office for up to seven Holdings' officers and employees, including the Holdings employees performing Services for Survivor under Section 2.01. The Office facilities provided Holdings shall include appropriate office space, furniture, equipment and supplies to support the day to day activities of such personnel during the term of this agreement and up to 144 square feet of file storage space. The Office facilities provided Holdings hereunder shall be provided in exchange for the Services to be provided by Holdings to Survivor as set forth in
Section 2.02 hereof; provided, however, following the Merger, Holdings and Survivor will review the amount of Services provided under Section 2.01 and Office facilities provided under Section 2.02 and each will reimburse the other to the extent that the exchange of Office facilities for Services is not of reasonably equivalent market value.

     2.03 TERM. This Agreement shall be effective at the Effective Time of the Merger and shall continue until terminated by either party by giving written notice to the other party of termination to become effective as of the end of the month following the month in which notice of termination is given.

                                 ARTICLE III
                                MISCELLANEOUS

     3.01 TERMINATION OF THE SERVICES AGREEMENT. At the effective time the Services Agreement will immediately terminate such that following the Effective Time, Survivor shall have no further obligation to Holdings to provide Holdings with any SLH Consulting Services or to provide any facilities to Holdings other than as contemplated under Section 2.02 of this Agreement.

     3.02 CERTAIN PROVISIONS OF ASSIGNMENT AND ASSUMPTION AGREEMENT.   Pursuant
to that certain Blanket Assignment, Bill of Sale, Deed and Assumption Agreement, dated as of February 28, 1997, between Holdings and SLH (the "Assumption Agreement") Holdings transferred to SLH certain assets and liabilities. Holdings agrees that the provisions of Section 4.4 (relating to restrictions on payment of dividends and redemptions of stock) of the Assumption Agreement shall terminate as of the Effective Time.

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     3.03 HOLDINGS INDEMNIFICATION.  Survivor agrees to indemnify and hold harmless Holdings, its officers, agents, employees, directors, representatives and successors from any claims, liabilities, damages, losses, costs, attorneys fees, damages and/or liability, worker's compensation and discrimination actions and/or any other type of civil, administrative or criminal action(s) whether such action(s) is brought by Holdings's personnel and/or any other third party(ies), that they, or any one of them, may suffer or sustain as a result of any claims, demands or causes of action arising out of, or in any way related to the action or inaction of Survivor relating to Survivor's use of Services provided to Survivor by Holdings hereunder.

     3.04 SURVIVOR INDEMNIFICATION. Holdings agrees to indemnify and hold harmless Survivor, its officers, agents, employees, directors, representatives and successors from any claims, liabilities, damages, losses, costs, attorneys fees, damages and/or liability, worker's compensation and discrimination actions and/or any other type of civil, administrative or criminal action(s) whether such action(s) is brought by Survivor's personnel and/or any other third party(ies), that they, or any one of them, may suffer or sustain as a result of any claims, demands or causes of action arising out of, or in any way related to the action or inaction of Holdings relating to Holdings's use of facilities provided to Holdings by Survivor hereunder.

     3.05 FORCE MAJEURE. If either party is unable to perform any of its duties or fulfill any of its covenants or obligations under this Agreement as a result of causes beyond its control and without its fault or negligence, including but not limited to acts of God or government, fire, flood, war, governmental controls, and labor strife, then such party shall not be deemed to be in default of this Agreement during the continuance of such events which rendered it unable to perform; such party shall have such additional time thereafter as is reasonably necessary to enable it to resume performance of its duties and obligations under this Agreement; and the party entitled to such performance shall not be required to pay the other party for such performance to the extent that such other party is unable to perform. Notwithstanding the foregoing, if the suspension of a party's obligation to perform under this Agreement is of such a nature or duration as to substantially frustrate the purpose of this Agreement, then Survivor or Holdings, as the case may be, shall have the right to terminate this Agreement by giving to the other 30 days' prior written notice of termination, in which case termination shall be effective upon the expiration of such 30-day period unless performance is resumed prior to such expiration.

     3.06 SEVERABILITY. The invalidity of any provision of this Agreement as determined by a court of competent jurisdiction in no way shall affect the validity of any other provision hereof. If a provision is determined to be invalid, the parties shall negotiate in good faith in an effort to agree upon a suitable and equitable alternative provision to effect the

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original intent of the parties.

     3.07 TIME OF THE ESSENCE. The parties hereto agree that with respect to the performance of all terms, conditions and covenants of this Agreement, time is of the essence.

     3.08 CAPTIONS. Section captions are not a part hereof and are merely for the convenience of the parties.

     3.09 BINDING EFFECT; CHOICE OF LAW. Subject to any provisions hereof, this Agreement shall bind the parties, their successors and assigns. This Agreement shall be governed by the laws of the State of Kansas without reference to the conflict or choice of law provisions thereof.

     3.10 ASSIGNMENT. Neither party shall assign or sublease this Agreement or any Services to be provided hereunder without the prior written consent of the other, which consent shall not be withheld unreasonably. Notwithstanding the foregoing, consent shall not be required for an assignment or sublease of this Agreement or any Service provided hereunder by either party to a corporate affiliate of such party or to any third party vendor or third party record keeper who had been providing all or a material portion of the Services to or on behalf of SLH or Holdings, as the case may be, prior to the date first written above.

     3.11 AMENDMENT. This Agreement may not be amended without the express written agreement of all parties hereto.

     3.12 NOTICES. All notices under this Agreement must be in writing and delivered personally or sent by United States mail, postage prepaid, addressed as follows, except that any party by written notice given as aforesaid, may change its address for subsequent notices to be given hereunder.

     If to Holdings:

          Lab Holdings, Inc.
          5000 West 95th Street, Suite 260,
          Shawnee Mission, Kansas 66207
          Attention:  Chief Financial Officer

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     If to SLH:

          SLH CORPORATION.
          5000 West 95th Street, Suite 260,
          Overland Park, Kansas 66207
          Attention:  President

     If to Survivor:

          SYNTROLEUM CORPORATION.
          1350 South Boulder, Suite 1100
          Tulsa, Oklahoma 74119-3295
          Attention:  President

     If to Syntroleum:

          SYNTROLEUM CORPORATION.
          1350 South Boulder, Suite 1100
          Tulsa, Oklahoma 74119-3295
          Attention:  President

Notice sent by U.S. mail will be deemed given when deposited with the U.S. postal service.

     3.13 LIABILITY FOR NONPERFORMANCE. None of the parties hereto nor any subsidiaries of such parties shall have any liability to each other for failure to perform its obligations hereunder unless such failure arises out of, directly or indirectly, the misconduct or gross negligence on the part of the nonperforming party. Holdings shall not be required to perform any Services (or any part thereof ) to the extent that performance of such Service (or such part thereof) would violate any law, rule or regulation.

     3.14 INDEPENDENT ENTITIES. In carrying out the provisions of this Agreement, Holdings and Survivor are and shall be deemed to be for all purposes, separate and independent entities. Holdings and Survivor shall select their employees and agents, and such employees and agents shall be under the exclusive and complete supervision and control of Holdings or Survivor, as the case may be. Holdings hereby acknowledges responsibility for full payment of wages and other compensation to its employees and agents engaged in the performance of Services under this Agreement. It is the express intent of this Agreement that the relationship of Holdings to Survivor and Survivor to Holdings shall be solely that of separate and independent companies and not that of a joint venture, partnership or any other joint relationship.

     3.13 NONFIDUCIARY STATUS. In carrying out the provisions of this Agreement, neither party shall be a fiduciary (as defined in Section 3(21) of ERISA) with respect to any services or facilities provided hereunder or with respect to any employee

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benefit plan, program or arrangement maintained by or on behalf of the other party.

     3.14 THIRD PARTY BENEFICIARIES. The provisions of this Agreement are solely for the benefit of the parties and are not intended to confer upon any person except the parties any rights or remedies hereunder. There are no third party beneficiaries of this Agreement, and this Agreement shall not provide any third person with any remedy, claim, liability, reimbursement, action or other right in excess of those existing without reference to this Agreement.

     IN WITNESS WHEREOF, this Agreement has been executed in multiple counterparts on the date set forth above, each of which shall, for all purposes, be deemed an original and all of which shall evidence but one agreement between the parties hereto.

SLH CORPORATION                         LAB HOLDINGS, INC.
a Kansas corporation                    a Missouri corporation



By:  /s/ James R. Seward                By:  /s/Steven K. Fitzwater
   ------------------------------          ------------------------------
Name: James R. Seward                   Name: Steven K. Fitzwater
     ----------------------------            ----------------------------
Title: President & CEO                  Title: EVP, COO & Secretary
      ---------------------------             ---------------------------

SYNTROLEUM CORPORATION
an Oklahoma corporation

By:  /s/ Mark A. Agee
   ------------------------------
Name: Mark A. Agee
     ----------------------------
Title: President  and COO
      ---------------------------



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